UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2008

CORUS BANKSHARES, INC.
 (Exact name of registrant as specified in its charter)

Minnesota	0-06136	41-0823592
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3959 N. Lincoln Ave., Chicago, Illinois	60613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 832-3088

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:	Entry into a Material Definitive Agreement.

On April 8, 2008, Corus Bankshares, Inc. (“Corus”) and LaSalle Bank, N.A. (“LaSalle”) entered into a First Amendment to the Amended and Restated Loan Agreement (“Agreement”) dated as of February 28, 2007. At Corus’ request, the line of credit commitment has been reduced to $50,000,000. In addition, the fee on the average unused commitment has been eliminated. Interest payments remain due quarterly and are computed at an annual interest rate of LIBOR plus 1.40% on any outstanding balances. As of March 31, 2008, the balance outstanding under the line of credit was $47 million. In connection with the amendment, Corus executed an Amended and Restated Revolving Note (“Note”), dated as of March 31, 2008, in favor of LaSalle for $50,000,000. The maturity of both the Agreement and Note remain unchanged at February 28, 2010.

ITEM 2.03:	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is hereby incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORUS BANKSHARES, INC.
(Registrant)

April 11, 2008

By: /s/ Michael E. Dulberg
Michael E. Dulberg
Senior Vice President and
Chief Accounting Officer
(Principal Accounting Officer and
duly authorized Officer of Registrant)